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                                                                    EXHIBIT 23.1



                       [Malone & Bailey, PLLC Letterhead]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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          We consent to the incorporation by reference in this Registration
Statement of Applied Voice Recognition, Inc. on Form S-3 of our report dated March 12, 1997 (except for Note 15 as to which the date is April 13, 1998) appearing in its Annual Report on Form 10-KSB for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in such Registration Statement.


/s/ Malone & Bailey, PLLC

Malone & Bailey, PLLC

Houston, Texas
February 4, 1999